    As filed with the Securities and Exchange Commission on October 16, 1995

                                                       Registration No. 33-98194


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 1
                                       to
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

       INTEGRATED BRANDS INC. (formerly STEVE'S HOMEMADE ICE CREAM, INC.)
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   New Jersey
-------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   11-2778439
-------------------------------------------------------------------------------
                     (I.R.S. employer identification number)

                4175 Veterans Highway, Ronkonkoma, New York 11779
--------------------------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Gary P. Stevens, President
                             INTEGRATED BRANDS INC.
                              4175 Veterans Highway
                           Ronkonkoma, New York 11779
                                 (516) 737-9700
                                 --------------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

                              BENJAMIN RAPHAN, ESQ.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 573-4300

        Approximate date of commencement of proposed sale to the public:

     From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE
                           -------------------------------


Title of                                  Proposed     Proposed
Each Class                                Maximum      Maximum
of Securities       Amount to             Offering     Aggregate   Amount of
to be Regis-        be Regis-             Price Per    Offering    Registration
tered               tered                 Share (1)    Price (1)   Fee
-------------------------------------------------------------------------------

Common              2,226,363              $1.375       $3,061,249  $1,055.60
Stock
$.01 par
value per
share

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. The proposed maximum offering price is based on the average of the bid and asked prices of the Company's Common Stock as reported by the National Quotation Bureau, Incorporated.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

                                                                                     Heading in
Item                       Caption in Form S-3                                       Prospectus
----                       -------------------                                       -----------
 1                         Forepart of the Registration                         Outside Front
                           Statement and Outside Front Cover                    Cover Page of
                           Page of Prospectus                                   Prospectus

 2                         Inside Front and Outside Back                        Inside Front Cover
                           Cover Pages of Prospectus                            of Prospectus

 3                         Summary Information, Risk                            The Company, Recent
                           Factors and Ratio of Earnings                        Developments and
                           to Fixed Charges                                     Special Considera-
                                                                                tions

 4                         Use of Proceeds                                      Use of Proceeds

 5                         Determination of Offering Price                      Plan of Distribution

 6                         Dilution                                             Not Applicable

 7                         Selling Security Holders                             Selling Shareholders

 8                         Plan of Distribution                                 Plan of Distribution

 9                         Description of Securities                            Not Applicable
                           to be Registered

10                         Interests of Named Experts                           Experts; Legal
                           and Counsel                                          Opinions

11                         Material Changes                                     The Company, Recent
                                                                                Developments and Special
                                                                                Considerations

12                         Incorporation of Certain                             Incorporation of
                           Information by Reference                             Certain Documents by
                                                                                Reference

13                         Disclosure of Commission                             Indemnification
                           Position on Indemnification
                           for Securities Act Liabilities

PROSPECTUS

                             INTEGRATED BRANDS INC.
                                2,226,363 Shares
                 Class A Common Stock (Par Value $.01 Per Share)


     The Class A Common Stock, par value $.01 per share (the "Common Stock"), of INTEGRATED BRANDS INC., a New Jersey corporation (the "Company"), offered hereby is being sold by the persons named under the caption "Selling Shareholders." The Common Stock is quoted on the Nasdaq Small Cap Market "Nasdaq"). The average of the closing bid and asked prices of the Common Stock on Nasdaq on October 11, 1995 was $1.375 per share.

     The shares offered hereby may be sold by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest from time to time. The sales may be made in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Sales may also be effected by selling the shares by various methods to or through brokers or dealers or in face-to-face transactions without a broker-dealer. Any brokers or dealers used by the Selling Shareholders may receive commissions or discounts in amounts to be negotiated by the Selling Shareholders prior to the sale. See "Plan of Distribution."

SEE "SPECIAL CONSIDERATIONS" FOR CERTAIN RISKS RELATING TO THE COMPANY AND AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is October 26, 1995

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies can be obtained from the Public Reference Section of the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

    (a) Annual Report on Form 10-K for the year fiscal ended December 31, 1994.

    (b) Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 1995

    (c) Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 1995.

    (d) Proxy Statement, dated June 13, 1995.

    (e) The description of the Company's Common Stock contained in the Company's registration statement filed under Section 12 of the Exchange Act including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering to be made hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of all documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Mr. Gerard M. Tucci, Secretary, INTEGRATED BRANDS INC., 4175 Veterans Highway, Ronkonkoma, New York 11779 or at
(516) 737-9700.

                        TABLE OF CONTENTS

                                                          PAGE

Available Information.....................................  2
Incorporation of Certain Documents by Reference...........  2
The Company...............................................  5
Recent Developments.......................................  6
Special Considerations....................................  6
Selling Shareholders...................................... 11
Plan of Distribution...................................... 14
Use of Proceeds........................................... 14
Experts................................................... 15
Legal Opinions............................................ 15
Indemnification........................................... 15

                                   THE COMPANY


     INTEGRATED BRANDS INC. (formerly known as Steve's Homemade Ice Cream, Inc.) together with its subsidiaries (collectively, "INTEGRATED" or the "Company") markets, sells and distributes a variety of branded frozen dessert products to supermarkets, grocery stores, gourmet shops, delicatessens and convenience stores. The Company's products include prepackaged Steve's(R) super premium ice cream and novelties, Swensen's(R) premium ice cream, American Glace(R) frozen desserts, "Chilly Things"(R) frozen novelties and additional frozen novelties. The Company, pursuant to long term exclusive licenses, markets, sells and distributes Yoplait(R) ready to eat frozen yogurt products, individual and multipack Trix(R) frozen novelties, Colombo hard pack frozen dessert products and Yoo Hoo frozen novelties. The Company, directly and through subsidiaries, also operates, franchises and licenses Steve's, Swensen's and triple trademark frozen dessert stores.

     The Company was incorporated in New Jersey on September 27, 1985 under the name Steve's Homemade Ice Cream, Inc. In August 1988, the Company acquired Swensen's, Inc. ("Swensen's"). In August 1990, the Company acquired a sixty percent interest in American Glace, Inc. Its principal offices are located at 4175 Veterans Highway, Ronkonkoma, New York 11779 and its telephone number is
(516) 737-9700.

     The Company owns, operates, develops and franchises Swensen's restaurants and ice cream stores in four formats: full food service, limited food service, ice cream only stores and specialty stores. Steve's franchises are operated primarily as dessert only stores. Steve's and Swensen's stores are also offered as "triple trademark" franchises featuring independent sections of Steve's or Swensen's ice cream, David's cookies and Heidi's frozen yogurt.

     At December 31, 1994, there were 20 franchised Steve's stores, 238 franchised Swensen's stores and six Company-owned Swensen's stores.

     In February 1989, the Company, through a wholly-owned subsidiary, acquired approximately 85% of the outstanding stock of Heidi's Frogen Yozurt Shoppes, Inc. ("Heidi's") from the two major stockholders of Heidi's. At December 31, 1994, Heidi's operated and franchised 28 frozen yogurt stores predominately in California with stores also in Nevada, Arizona, Texas, Florida, and New York. On April 9, 1993, Heidi's and its subsidiary filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code to reorganize. The Company has entered into agreements with Heidi's pursuant to which the Company has received a license from Heidi's to (i) use the Heidi's trademark in the manufacture of frozen dessert products, (ii) offer Heidi's products in its Steve's and Swensen's stores and (iii) to sell Heidi's franchises.

                               RECENT DEVELOPMENTS

     On August 15, 1995 the Company purchased from General Mills, Inc. the Colombo hard pack prepackaged frozen dessert business. The Yoplait-Colombo Division of GENERAL MILLS will continue to market and distribute Colombo Shoppe Style Frozen Yogurt to its food service customers. The Company simultaneously entered into twenty year exclusive license agreements for the United States and Canada for the use of the Colombo, Trix, Count Chocula and Lucky Charms trademarks and fifteen years for the Betty Crocker trademark for frozen products containing ice cream or frozen yogurt for prepackaged goods of all sizes, prepackaged novelties such as pops, bars and sandwiches and prepackaged frozen dessert specialties such as ice cream cakes, pies and brownie sundaes. Each agreement is renewable for an additional five years. In connection with the execution of the agreements, the Company paid $4,500,000 in cash to General Mills, Inc., such amount is subject to increase in the event certain sale targets are met. The source of funds used to pay the consideration was the Company's existing credit facility.


                             SPECIAL CONSIDERATIONS

     The following considerations, as well as others described elsewhere in this Prospectus and the incorporated materials, should be carefully considered in evaluating the Company and its business prospects before any decision is made to purchase any of the Common Stock offered hereby.


     1. Dependence Upon Principal Stockholder and Affiliates. Calip Dairies, Inc., ("Calip") owned by Richard E. Smith, Chairman of the Board, Chief Executive Officer and a Director of the Company, and his wife Susan Smith, has entered into a management agreement (the "Management Agreement") with the Company, which terminates on April 15, 1996. Pursuant to the terms of the Management Agreement, Calip will provide a portion of the management, administrative and other personnel required for the operation of the Company's business until April 15, 1996. For the services provided by Calip, Calip will receive an annual management fee equal to 10% of the gross revenues of the Company, up to $5,000,000 in gross revenues, and 2% of gross revenues thereafter up to a maximum annual fee of $1,000,000. In addition, Calip is entitled to receive an additional incentive management fee equal to 5% of the Company's annual net after tax income in excess of $3,000,000. While the Management Agreement was not negotiated at arms' length, the Company believes that the terms of the Management Agreement are fair. The management fee for the year ended December 31, 1994 was approximately $751,000. After April 15, 1996, Calip will be under no obligation to continue to provide such services to the Company. There is no assurance that the Company's business would not be adversely affected if Calip ceased to provide such services to the Company or that, upon the expiration of the Management Agreement, the Company will be able to renegotiate the terms of such Management Agreement on comparable terms, or at all. In the event of termination, it is unlikely that a suitable replacement could be found to provide such services.

     2. Conflicts of Interest. The Company is dependent upon the active participation of its officers, who are collectively responsible for the management of its business. The Company has no employment agreements with any of its officers and none of its officers are required to devote their full time or attention to the business of the Company. These officers, in fact, devote substantial amounts of time to the other ice cream companies affiliated with Richard E. Smith. While pursuant to the terms of the Management Agreement, such officers will be required to devote such time as is necessary to the Company's business, these officers may have conflicts of interest in allocating their management time among their various business activities.

     Mr. Smith is not required to devote any specific amount of time to the management of the Company and will devote a substantial amount of his time to the other ice cream and frozen dessert companies with which he is affiliated. However, Mr. Smith will devote such time as is reasonably necessary to the business of the Company. To the extent that such other ice cream companies are competitive with the business of the Company, additional conflicts of interest may arise.

     Certain unaffiliated companies with which the Company does business, such as certain suppliers and manufacturers, also do business with the other companies affiliated with Richard E. Smith. Such relationships could result in the disruption of the Company's business in the event that conflicts arise between such suppliers and manufacturers and any of the other companies affiliated with Mr. Smith and could result in conflicts of interest for officers of the Company who may be employed by the companies affiliated with Mr. Smith.

     The Company's Board of Directors has determined that it does not presently intend to pursue any business opportunity that relates primarily to the warehousing or distribution of ice cream, frozen desserts and similar products, pursuant to trademarks owned by others or to the licensing or acquisition of a product primarily for distribution within the areas in which the ice cream distributors affiliated with Mr. Smith distribute products (regardless of whether such product is developed by independent third parties alone or in conjunction with affiliates of the Company). All other business opportunities which come to the attention of management of the Company will first be presented to the Board of Directors. If the Board of Directors, in its sole discretion, determines not to pursue any business opportunity presented to it, Mr. Smith, or any of the companies affiliated with him, may, thereafter, pursue such opportunity. To the extent that the Company or any of the companies affiliated with Mr. Smith expand their operations as a result of any such business opportunity, substantial additional conflicts may arise. Any conflicts arising as a result of the affiliation of any of the officers or directors of the Company with other ice cream companies will be resolved by the disinterested members of the Board of Directors of the Company.

     The Company has entered into an agreement with Calip terminable on 30 days's notice, to sell to Calip at an agreed upon price, the Company's products for distribution to certain retail outlets in New York, New Jersey, southern Connecticut and the Philadelphia-Delaware areas. The Company believes that the prices, at which the Company's products are sold to Calip are competitive with the prices generally paid by distributors for similar products in the New York metropolitan area. Sales of ice cream to Calip for the year ended December 31, 1994 were approximately $1,695,000. If Calip terminates the Distribution Agreement, the Company may be unable to retain other comparable ice cream distributors in such areas, and the operations of the Company may be adversely affected. The Distributor also distributes several other brands of frozen desert products, including Dolly Madison, T&W and Sedutto products in the New York metropolitan area, which may result in substantial conflicts of interest for Mr. Smith and other officers of the Company.

     3. Governmental Regulations. The Company is subject to regulation by federal, state and local governmental authorities regarding the distribution and sale of food products and the operation of retail food establishments. Although the Company believes that it currently has all material government permits, licenses, qualifications and approvals required for its operations, there can be no assurance that the Company will be able to maintain these in effect or obtain any future government permits, licenses, qualifications or approvals which may be required for the operation of its business.

     In addition, the Company's franchise programs are subject to regulation by the Federal Trade Commission relating to the information required to be disclosed to investors prior to their investment in a franchise, as well as similar rules in a number of states in which the Company offers franchises, some of which require substantive review of franchise disclosure documents. In the event that the Company is unable to comply with the franchise regulations of a particular state, the Company will be unable to offer or sell franchises in such state. There can be no assurance that existing or future franchise regulations will not have an adverse effect on the Company's ability to expand its operations through its franchise program.

     4. Competition. The ice cream market is highly competitive and the Company faces substantial competition in connection with the marketing and sales of its products. Among its competitors are Haagen-Dazs, Inc., owned by The Pillsbury Company, Breyer's and Sealtest, owned by Unilever Inc., Ben & Jerry's Homemade Ice Cream, Inc., Dreyer's Grand Ice Cream and other numerous regional ice cream companies. Many of such competitors are well-established and have substantially greater financial and other resources than the Company.

     While the ice cream manufacturing and distribution business is relatively easy to enter due to low entry cost, achieving wide distribution may be more difficult because of the high cost of a national marketing program and limitations on the space available in retail freezer compartments. The Company's products may also be considered to be competing with all ice cream and other desserts for discretionary food dollars.

     The Company's franchised and Company-owned stores compete directly with local, regional and national retail ice cream establishments and restaurants, including nationwide chains such as Friendly's, and with other businesses catering to the food and dessert market. Many of these businesses are much larger, and have substantially greater capital and resources than does the Company. The ability of the Company and its franchisees to maintain and increase their share of the market will be dependent upon many factors, among which are the quality and price of their products, location and attractiveness of facilities, advertising, quality of service, and availability of capital for expansion.

     5. No Dividends. The Company has not paid any dividends since its inception and does not anticipate paying any such dividends in the foreseeable future.

     6. Control of the Company by Management. The present officers and directors of the Company beneficially own and/or have the right to vote approximately 38% of the outstanding Common Stock. Accordingly, such officers and directors may be able to elect the entire Board of Directors, to increase the authorized capital stock, to dissolve, merge or sell the assets of the Company and, generally, to direct the affairs of the Company.

     7. Franchising. The profitability of the Company is in part dependent on both their present franchisees and their ability to sell new franchises. Franchisees are independent businessmen, whose operations purchase ice cream products, generate royalty revenue and who influence the public perceptions of the Company's products, but over whom the franchisor has limited control.

     8. Contingent Lease Liabilities. The Company holds master leases or has guaranteed leases, expiring at varying dates to 2002, covering franchised locations. Where the Company holds the master lease, these premises have been subleased to franchisees under terms and rentals rates substantially the same as those in master leases. In a majority of these instances, franchisees make all lease payments directly to the landlords. The Company provides an estimated liability for lease terminations in the event of a default by franchisee based on the expected costs of releasing or settlement with landlord. The liability was $428,000 and $545,000 at December 31, 1994 and January 1, 1994,
respectively. Aggregate minimum future rental payments under these leases approximated $2,769,000 at December 31, 1994.

     9. Litigation. The Company is from time to time engaged in litigation with creditors, franchisees and other parties which if adversely determined may have a material effect on the Company.

                              SELLING SHAREHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Common Stock by the Selling Shareholders as of the date of this Prospectus and the number of such shares included for sale in this Prospectus. Such information was furnished to the Company by the individual Selling Shareholders. All of the Selling Shareholders, except for Gary Shoffner, Trustee for Heidi Miller and Brian Pallas, acquired their shares from two former shareholders in private transactions. The shares issued to Mr. Shoffner as Trustee were issued in connection with the settlement of litigation with Brian Pallas and Heidi Miller.

===============================================================================================================================

                                                                                                                   Percentage
                                                                                                                       of
                                            Shares                Shares to               Shares to               Outstanding
                                         Owned prior               be sold                be owned                   Shares
                                            to the                  in the                after the               Owned After
Name                                       Offering                Offering               Offering                  Offering
--------------------------------------------------------------------------------------------------------------------------------
Gary P. Stevens (1)                        341,261                  80,000                 261,261                    2.6%
--------------------------------------------------------------------------------------------------------------------------------
David Smith     (2)                        537,000                 500,000                  37,000                      *
--------------------------------------------------------------------------------------------------------------------------------
Gerard M. Tucci (3)                        179,568                  10,000                 169,568                    1.7%
--------------------------------------------------------------------------------------------------------------------------------
John D. Cohen                               67,500                  50,000                  17,500                      *
--------------------------------------------------------------------------------------------------------------------------------
Paul Horowitz                                2,500                   2,500                      --                     --
--------------------------------------------------------------------------------------------------------------------------------
Barry Rutcofsky                              7,750                   7,000                     750                      *
--------------------------------------------------------------------------------------------------------------------------------
James D. Glass,                             20,000                  20,000                       0                     --
As Trustee of
Glass & Eckstein
P.C. Pension Plan
--------------------------------------------------------------------------------------------------------------------------------
Smith Barney Inc.                            50,000                  50,000                      0                     --
IRA Rollover Cust.
For Thomas Herskovits
--------------------------------------------------------------------------------------------------------------------------------
William Brafman                               2,000                   2,000                      0                     --
--------------------------------------------------------------------------------------------------------------------------------
Stephen & Josephine                         100,000                  60,000                 40,000                      *
Capece - Joint
Tenants with Right
of Survivorship
--------------------------------------------------------------------------------------------------------------------------------
David J. Stein  (4)                          96,000                  35,000                 61,000                      *
--------------------------------------------------------------------------------------------------------------------------------
Gary Haber and                               19,000                  10,000                  9,000                      *
Barbara
Jaffe Haber, Joint
Tenants with Right of
Survivorship
--------------------------------------------------------------------------------------------------------------------------------
Robert W. Brazius and                         7,300                   5,000                  2,300                      *
Maria Y. Brazius,
Joint Tenants with
Right of Survivorship
--------------------------------------------------------------------------------------------------------------------------------
Phyllis Kassoff                              50,000                  50,000                      0                     --
--------------------------------------------------------------------------------------------------------------------------------

                                      -11-

===============================================================================================================================

                                                                                                                   Percentage
                                                                                                                       of
                                            Shares                Shares to               Shares to               Outstanding
                                         Owned prior               be sold                be owned                   Shares
                                            to the                  in the                after the               Owned After
Name                                       Offering                Offering               Offering                  Offering
--------------------------------------------------------------------------------------------------------------------------------
Michael S. Mullman                            5,000                   5,000                     0                      --
and
Ellen B. Mullman,
Joint Tenants with
Right of
Survivorship
--------------------------------------------------------------------------------------------------------------------------------
Stanford G. Lotwin                            5,000                   5,000                     0                      --
--------------------------------------------------------------------------------------------------------------------------------
Lloyd Shor                                   10,000                  10,000                     0                      --
--------------------------------------------------------------------------------------------------------------------------------
S. Sidney Mandel                             37,500                  25,000                12,500                       *
--------------------------------------------------------------------------------------------------------------------------------
Lyonel E. Zunz                               42,500                  25,000                17,500                       *
--------------------------------------------------------------------------------------------------------------------------------
John R. and (5)                              87,070                  15,000                72,070                       *
Christine  E. Welty,
Joint Tenants with
Right
of Survivorship
--------------------------------------------------------------------------------------------------------------------------------
Gail Daitch                                   7,000                   7,000                     0                      --
--------------------------------------------------------------------------------------------------------------------------------
Dr. Lawrence Howard                          37,500                  37,500                     0                      --
--------------------------------------------------------------------------------------------------------------------------------
Fay Smith                                   161,863                 161,863                     0                      --
--------------------------------------------------------------------------------------------------------------------------------
William G. Walters                           37,500                  37,500                     0                      --
--------------------------------------------------------------------------------------------------------------------------------
Stuart D. Byron                              15,000                  15,000                     0                      --
--------------------------------------------------------------------------------------------------------------------------------
Robert J. Mittman                            37,500                  37,500                     0                      --
--------------------------------------------------------------------------------------------------------------------------------
James Saranczak                              14,000                  14,000                     0                      --
--------------------------------------------------------------------------------------------------------------------------------
Steven Swerdloff                             20,000                  20,000                     0                      --
--------------------------------------------------------------------------------------------------------------------------------
Harris N. Cogan and                           5,000                   5,000                     0                      --
Irene Klein Cogan,
Joint Tenants with
Right of Survivorship
--------------------------------------------------------------------------------------------------------------------------------
Herbert Berman                              479,500                 479,500                     0                      --
--------------------------------------------------------------------------------------------------------------------------------
Benjamin Raphan (6)                         164,100                 150,000                14,100
--------------------------------------------------------------------------------------------------------------------------------
Edward L. Sadowsky                            5,000                   5,000                     0                      --
--------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================

                                                                                                                   Percentage
                                                                                                                       of
                                            Shares                Shares to               Shares to               Outstanding
                                         Owned prior               be sold                be owned                   Shares
                                            to the                  in the                after the               Owned After
Name                                       Offering                Offering               Offering                  Offering
--------------------------------------------------------------------------------------------------------------------------------
Robert Nossen                                40,000                  40,000                    0                        --
--------------------------------------------------------------------------------------------------------------------------------
Gary Shoffner,                              250,000                 250,000                    0                        --
Trustee for Brian
Pallas and Heidi
Miller
===================================================================================================================================

(1)      Mr. Stevens is the President of the Company.
(2)      Mr. Smith is a Vice President and Director of the Company
(3)      Mr. Tucci is a Vice President, Secretary, and Director of the Company.
(4)      Mr. Stein is a Vice President of the Company.
(5) Mr. Welty is a Vice President of the Company and the President of Swensen's, Inc.
(6)      Mr. Raphan is a Director of the Company.
 *       Indicates less than 1%.

                              PLAN OF DISTRIBUTION


     The shares of Common Stock offered hereby may be sold by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Common Stock offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between selling shareholders and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this Prospectus.

     The Common Stock covered by this Prospectus is being registered under the Securities Act.

                                 USE OF PROCEEDS

     The Company will receive none of the proceeds from any sales by the Selling Shareholders of the Common Stock offered hereby.

                                     EXPERTS

     The consolidated financial statements and Schedule incorporated by reference in this Prospectus and in the Registration Statement have been audited by BDO Seidman LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports, given upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Tenzer Greenblatt LLP, New York, New York. The Partners of the firm of Tenzer Greenblatt LLP own 356,350 shares of the outstanding Common Stock of the Company. The attorneys disclaim ownership of 7,000 shares of the outstanding Common Stock of the Company owned by wives of certain of the attorneys.

                                 INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Section 14A: 3-5 of the New Jersey Business Corporation Act permits the indemnification of directors, officers, employees and agents of the Company and Section 14A: 2-7 of the New Jersey Business Corporation Act permits a corporation to provide that a director or officer shall have limited liability to the corporation or its shareholders. The Company's certificate of incorporation and by-laws provide that the Company's directors and officers will be indemnified and their liability to the Company and the shareholders limited in the manner and to the fullest extent permitted by New Jersey law.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
         --------------------------------------------

     The expenses in connection with the issuance and distribution of the Common Stock to be registered are estimated (except for the Securities and Exchange Commission filing fee) below. All such expenses will be paid by the Registrant.

Securities and Exchange Commission Filing Fee......    $ 1,055.60
Duplicating........................................
Accounting Fees and Expenses.......................      2,000.00
Legal Fees and Expenses............................      2,000.00
Miscellaneous......................................      1,000.00
                                                        ---------

           Total Expenses                               $6,055.67
                                                        =========

Item 15. Indemnification of Officers and Directors
         -----------------------------------------

     Section 14A:3-5 of the New Jersey Business Corporation Act, which governs the indemnification of directors, officers, employees and agents of a corporation, is hereby incorporated herein by reference. Section 14A:2-7 of the New Jersey Business Corporation Act, which provides that a corporation's certificate of incorporation may provide that a director or officer shall have limited liability to the corporation or to its shareholders, with certain exceptions, is hereby incorporated herein by reference. Reference is made to Paragraphs "SEVENTH" and "EIGHTH" of Registrant's Amended Certificate of Incorporation, as amended on August 29, 1988, which provides for indemnification and limitations on liability in the manner and to the fullest extent permitted by New Jersey law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.      Exhibits.
              --------

Exhibit No.                               Description
-----------                               -----------
   5 Opinion of Tenzer Greenblatt LLP, regarding legality of shares registered hereunder.

  24.1*                    Consent of BDO Seidman


  24.2                     Consent of Tenzer Greenblatt LLP (included in
                           Exhibit 5).

--------------------

*  Previously filed.



Item 17.     Undertakings.
             -------------

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Ronkonkoma, New York, on October 24, 1995.

                             INTEGRATED BRANDS INC.


                             By:
                                -------------------------
                                RICHARD E. SMITH
                                Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Richard E. Smith and Gary P. Stevens, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature                        Title                                Date
-------------------------------------------------------------------------------

/s/
--------------------
Richard E. Smith         Chairman of the Board,                October 24, 1995
                         (Principal Executive
                         Officer) Chief Executive
                         Officer and Director

        *
--------------------
Gary P. Stevens          President and Treasurer               October 24, 1995
                         (Principal Financial
                         Officer)


         *
--------------------
Gerard Tucci             Vice President,                       October 24, 1995
                         Secretary and
                         Director

         *
--------------------
Karl Eller               Director                              October 24, 1995

         *
--------------------
Benjamin Raphan          Director                              October 24, 1995

         *
--------------------
David M. Smith           Vice President,                       October 24, 1995
                         Director

* As attorney in fact.
----------------------

                                  EXHIBIT INDEX

Sequential
Document No.          Description                        Page No.
------------          -----------                        --------

Exhibit No.                                  Description
-----------                                  -----------

   5 Opinion of Tenzer Greenblatt LLP, regarding legality of shares registered hereunder.

  24.2                     Consent of Tenzer Greenblatt LLP (included in
                           Exhibit 5).